UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material under §240.14a-12

VARIAN MEDICAL SYSTEMS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

© 2020. Varian Medical Systems, Inc. For immediate recipient only. Varian Confidential © 2020. Varian Medical Systems, Inc. For immediate recipient only. Dow Wilson Combining with Siemens Healthineers to Accelerate Our Vision and Empower More Clinicians and Patients Around the World CEO Update

Forward Looking Statements

Additional Information About the Merger and Where to Find It

This communication relates to the proposed transaction involving Varian. This communication is not intended to and does not constitute an offer to sell or the solicitation of an offer to subscribe for or buy or an invitation to purchase or subscribe for any securities or the solicitation of any vote or approval in any jurisdiction, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. In connection with the proposed transaction, Varian will file relevant materials with the U.S. Securities and Exchange Commission (the "SEC"), including Varian's proxy statement on Schedule 14A (the "Proxy Statement"). This communication is not a substitute for the Proxy Statement or any other document that Varian may file with the SEC or send to its stockholders in connection with the proposed transaction. BEFORE MAKING ANY VOTING DECISION, STOCKHOLDERS OF VARIAN ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC, INCLUDING THE PROXY STATEMENT, WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders will be able to obtain the documents (when available) free of charge at the SEC's website, www.sec.gov, and Varian's website, www.varian.com. In addition, the documents (when available) may be obtained free of charge by directing a request to Investor Relations by email at investors@varian.com or by calling (650) 424-5631.

Participants in the Solicitation

Varian and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the holders of Varian's common stock in respect of the proposed transaction. Information about the directors and executive officers of Varian is set forth in the definitive proxy statement for Varian's 2020 Annual Meeting of Stockholders, which was filed with the SEC on December 20, 2019, or its Annual Report on Form 10-K for the year ended September 27, 2019, and in other documents filed by Varian with the SEC. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the Proxy Statement and other relevant materials to be filed with the SEC in respect of the proposed transaction when they become available.

Forward-Looking Statements

Except for historical information, this communication contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements concerning Varian's future orders and the anticipated impact of the COVID-19 pandemic on Varian's business; and any statements using the terms "could," "believe," "expect," "promising," "outlook," "should," "well-positioned," "will" or similar statements are forward-looking statements that involve risks and uncertainties that could cause Varian's actual results to differ materially from those anticipated. Such risks and uncertainties include: (1) the future impact of the COVID-19 pandemic on Varian's business, including but not limited to, the impact on its workforce, operations, supply chain, demand for products and services, and Varian's financial results and condition; (2) Varian's ability to successfully manage the challenges associated with the COVID-19 pandemic; (3) Varian's ability to achieve expected synergies from acquisitions; (4) risks associated with integrating recent acquisitions; (5) global economic conditions and changes to trends for cancer treatment regionally; (6) currency exchange rates and tax rates; (7) the impact of the Tax Cuts and Jobs Act; (8) the impact of the Affordable Health Care for America Act (including excise taxes on medical devices) and any further healthcare reforms (including changes to Medicare and Medicaid), and/or changes in third-party reimbursement levels; (9) recent and potential future tariffs or a global trade war; (10) demand for and delays in delivery of Varian's products; (11) Varian's ability to develop, commercialize and deploy new products; (12) Varian's ability to meet Food and Drug Administration (FDA) and other regulatory requirements, regulations or procedures; (13) changes in regulatory environments; (14) risks associated with Varian providing financing for the construction and start-up operations of particle therapy centers, challenges associated with commercializing Varian's Proton Solutions business; (15) challenges to public tender awards and the loss of such awards or other orders; (16) the effect of adverse publicity; (17) Varian's reliance on sole or limited-source suppliers; (18) Varian's ability to maintain or increase margins; (19) the impact of competitive products and pricing; (20) the potential loss of key distributors or key personnel; (21) challenges related to entering into new business lines; (22) the occurrence of any event, change or other circumstances that could give rise to the termination of the agreement; (23) the failure to obtain the approval of Varian's stockholders, the failure to obtain certain required regulatory approvals or the failure to satisfy any of the other closing conditions to the completion of the transaction, (24) risks related to disruption of management's attention from Varian's ongoing business operations due to the transaction; (25) the effect of the announcement of the transaction on the ability of Varian to retain and hire key personnel and maintain relationships with its customers, suppliers and others with whom it does business, or on its operating results and business generally; (26) the ability to meet expectations regarding the timing and completion of the transaction; and (27) the other risks listed from time to time in Varian's filings with the SEC. For additional information concerning factors that could cause actual results and events to differ materially from those projected herein, please refer to Varian's Annual Report on Form 10-K for the year ended September 27, 2019 and subsequent Current Reports on Form 8-K and Quarterly Reports on Form 10-Q filed with the SEC. Varian assumes no obligation to update or revise the forward-looking statements in this communication because of new information, future events, or otherwise.

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© 2020. Varian Medical Systems, Inc. For immediate recipient only.

varian

Varian Confidential

© 2020. Varian Medical Systems, Inc. For immediate recipient only. Varian Confidential Varian to Combine with Siemens Healthineers Accelerating our Vision of Creating a World Without Fear of Cancer 3

© 2020. Varian Medical Systems, Inc. For immediate recipient only. Varian Confidential Shaping the Future of Healthcare Accelerates our mission Meaningfully increases our patient care impact Broadens opportunities for our employees as part of a larger and more diversified organization Delivers immediate and compelling value to our shareholders Why this Combination Makes Sense 4

© 2020. Varian Medical Systems, Inc. For immediate recipient only. Varian Confidential Who is Siemens Healthineers? 5 • Global medical technology company with over 120 years of experience shaping the future of healthcare • Leader in detection and diagnosis, with a focus on innovation and passion for supporting, serving and inspiring customers for the benefit of patients worldwide • One of the largest employers in the healthcare industry • Partners with 90% of global top 100 healthcare providers • Strategic partner of Varian since 2012 • Shares our belief that people are the drivers of a company’s success A Fellow Industry Leader and Innovator

© 2020. Varian Medical Systems, Inc. For immediate recipient only. Varian Confidential Siemens Healthineers — Part of a Global Organization 6 Governance Units Corporate Development (e.g. IoT Services, CT, Next47, Portfolio Companies) Services Companies (Financial Services, Global Business Services, Real Estate Services) Operating Companies Smart Infrastructure Digital Industries Siemens Energy Siemens Mobility Strategic Companies 72,400 Employees €15.2bn Revenue 76,200 Employees €16.1bn Revenue Siemens Energy part of discontinued operations since Q2/20 36,800 Employees €8.9bn Revenue 52,000 Employees €14.5bn Revenue 85% shareholder

© 2020. Varian Medical Systems, Inc. For immediate recipient only. Varian Confidential Siemens Healthineers’ Newest Addition Following close, we expect to continue operating under the Varian name as an independent company within Siemens Healthineers 7 Varian 4 th segment Globally Leading Businesses Imaging Diagnostics Advanced Therapies Siemens Energy* • Computed tomography • Magnetic resonance • Molecular imaging • X - ray products • Syngo software • Ultrasound • Clinical chemistry, Immunoassay • Hemostasis, hematology • Blood gas, urinalysis • Molecular virology and liquid biopsy • Automation and IT • Angio systems • Mobile C - arms • Hybrid ORs • Imaging for radiation oncology

© 2020. Varian Medical Systems, Inc. For immediate recipient only. Varian Confidential 2.8M patients 6M patients 20M patients Accelerating Varian’s Horizon Expansion 8

© 2020. Varian Medical Systems, Inc. For immediate recipient only. Varian Confidential Highly Complementary Portfolios Connecting with Patients Throughout Entire Continuum of Cancer Care 9 9 1 2 3 4 5 6 Care Team Screening Imaging Treatment Planning Treatment Survivorship Follow - Up

© 2020. Varian Medical Systems, Inc. For immediate recipient only. Varian Confidential Talent & Solutions Talent & Solutions Disrupting Oncology Care 10 More Efficient Diagnosis Increased Treatment Quality & Access Personalized Precision Care Improved Outcomes

© 2020. Varian Medical Systems, Inc. For immediate recipient only. Varian Confidential © 2020. Varian Medical Systems, Inc. For immediate recipient only. 11 Continuing to Operate as Varian Building on Strong Team, Customer Relationships & Foundation

© 2020. Varian Medical Systems, Inc. For immediate recipient only. Varian Confidential Next Steps Business as Usual 12 Expect transaction to close in the first half of calendar year 2021 Until then, Varian and Siemens Healthineers will continue to operate as two separate companies Please remain focused on closing the year out strong and on delivering for our customers and patients who rely on us in the fight against cancer The announcement is just the first step, and we are committed to keeping you updated along the way If you are contacted by outside parties, please d o not comment and direct questions from the media to Kathy Conner or investors to Anshul Maheshwari

VARIAN CONFIDENTIAL – INTERNAL USE ONLY Varian Confidential Vision 13 A World Without Fear of Cancer